UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2009

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail
Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2009, Office Depot, Inc. (the “Company”) entered into an amendment (the “Sixth Amendment”) to the Amended and Restated Merchant Services Agreement dated as of February 1, 2004 (as previously amended, the “Merchant Services Agreement”) by and between the Company and Citibank (South Dakota), N.A. (“Citi”). The Merchant Services Agreement governs the Company’s private label credit card program serviced by Citi and covers the ongoing sale of certain private label credit card receivables balances by the Company to Citi. The Sixth Amendment was entered into by Citi and the Company in response to the downgrade of the Company’s senior unsecured credit rating by Standard & Poors which occurred on December 15, 2008. That downgrade constituted an event that entitled Citi, upon notification to the Company, to terminate the Merchant Services Agreement and to cause the Company to purchase all of the outstanding credit card receivables (the “Termination Event”). Citi and the Company entered into a Letter Agreement on December 28, 2008, pursuant to which Citi agreed to waive its early termination right contained in the Merchant Services Agreement resulting from the Termination Event in consideration of the Company establishing an irrevocable one-year standby Letter of Credit (the “Letter of Credit”) in the amount of $25 million that may be drawn by Citi upon the occurrence of certain events.

Pursuant to the Sixth Amendment, Citi has agreed to modify the Merchant Services Agreement to delete the provision which enabled Citibank to terminate the Merchant Services Agreement upon a downgrade of the Company’s senior unsecured credit rating. In addition, the Sixth Amendment modifies the Merchant Services Agreement to, inter alia, (i) provide that additional amounts for which the Company is liable to Citi in respect of the credit card receivables under the Merchant Services Agreement may be charged against certain reserve accounts established by the Company, (ii) provide that Citi shall, on a monthly basis, rebate to the Company any excess amounts in the particular reserve accounts after giving effect to the charges against such losses, and that the Company shall pay to Citi any amounts in respect of such losses not sufficiently covered by amounts in such reserve accounts, (iii) require the Company to maintain the Letter of Credit as an auto-renewal letter of credit in the amount of $25 million and (iv), beginning December 29, 2009, enable Citi to require an increase in the stated amount of such Letter of Credit to an amount not in excess of $45 million if Citi determines, in its reasonable business judgment based on historical and forecasted losses and contingent liabilities related to the credit card program and Citi’s assessment of the Company’s financial condition, that the then stated amount of the Letter of Credit is not adequate to support the Company’s financial obligations under the Merchant Services Agreement, as amended by the Sixth Amendment.

The foregoing descriptions of the Merchant Services Agreement and Sixth Amendment do not purport to be complete, and are qualified in their entirety by reference to such agreements. A copy of the Merchant Services Agreement and Sixth Amendment are filed as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference to Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Sixth Amendment described in Item 1.01 above, the Company is required to amend the Letter of Credit to be an auto-renewable Letter of Credit. The Letter of Credit may be drawn by Citi to satisfy the Company’s financial obligations under the Merchant Services Agreement including potential losses associated with the credit card accounts and certain contingent liabilities. Beginning December 29, 2009, Citi may require an increase in the stated amount of the Letter of Credit to an amount not in excess of $45 million if Citi determines, in its reasonable business judgment based on historical and forecasted losses and contingent liabilities related to the credit card program and Citi’s assessment of the Company’s financial condition, that the then stated amount of the Letter of Credit is not adequate to support the Company’s financial obligations under the Merchant Services Agreement, as amended by the Sixth Amendment.

The foregoing description of the Letter of Credit does not purport to be complete, and is qualified in its entirety by reference to such Letter of Credit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Merchant Services Agreement dated as of February 1, 2004 by and between Office Depot and Citibank (South Dakota), NA.*

10.2	Sixth Amendment to Amended and Restated Merchant Services Agreement dated February 6, 2009.

*	Incorporated by reference from Office Depot, Inc.’s Current Report on Form 8-K filed with the SEC on December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: February 11, 2009	By:	/s/ Elisa D. Garcia C
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Merchant Services Agreement dated as of February 1, 2004 by and between Office Depot and Citibank (South Dakota), NA.*

10.2	Sixth Amendment to Amended and Restated Merchant Services Agreement dated February 6, 2009.

*	Incorporated by reference from Office Depot, Inc.’s Current Report on Form 8-K filed with the SEC on December 31, 2008.

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